EXHIBIT 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

Collegiate Pacific to Exceed Q4 Sales Guidance

DALLAS—(BUSINESS WIRE)—July 7, 2004—Collegiate Pacific (AMEX:BOO):

—      Q4 Sales of Approximately 18.2M; Exceeds 17-18M Guidance

—      Q4 and FY04 Organic Growth Hits Targeted Ranges

—      Tomark Integration Completed; Dixie Transaction on Pace

Collegiate Pacific (AMEX:BOO) today announced that Q4 sales exceeded previous guidance. Sales for the period ending June 30 were approximately 18.2M. Previous guidance was for sales in the 17 — 18M range.

Michael J. Blumenfeld, CEO, stated: “The combination of strong organic growth and solid contributions from our newly acquired Tomark and Kesslers properties resulted in the largest sales quarter in history for the Company. Fourth Quarter sales will reflect a more than 150% increase over the year ago period. These results do not include any contribution from the pending acquisition of Dixie Sporting Goods, which is targeted to close on or before August 15, 2004.”

“We are pleased with the progress being made from each of our newly acquired operations. We have completed the integration of Tomark Sports, increased gross margins over 600 basis points within that Division, and enhanced the internal sales growth rates of that entity. Kesslers Team Sports met or exceeded each of its internal milestones for the quarter. The Dixie transaction is on pace and we remain optimistic as to their anticipated contributions.”

Mr. Blumenfeld continued: “During Fiscal 2004 Collegiate Pacific emerged as a lead participant in the $6B institutional / team sporting goods channel. We are pleased with the ongoing build-out of both the operational and financial platform. The simplified capital structure and clean balance sheet leave Collegiate in a strong position moving forward as we evaluate new strategic relationships and transactions. We maintain a full pipeline of targets under review and remain committed to partnering with only those properties that can be accretive on a near immediate basis.”

Collegiate Pacific is the nation’s fastest-growing manufacturer and supplier of sports equipment primarily to the institutional markets and through recent acquisitions is now the nation’s number one team sports dealer. Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements include statements relating to the company’s anticipated financial performance, business prospects, new developments, new strategies and similar matters. The following important factors, in addition to those described in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended June 30, 2003, especially in the Risk Factors and the Management’s Discussion and Analysis sections, and its Quarterly Reports on Form 10-QSB and its Current Reports on Form 8-K (each of which is available upon request from the company or on the company’s website, www.cpacsports.com, under the heading “Investors”) may affect the future results of the company and cause those results to differ materially from those expressed in the forward-looking statements, material adverse changes in the economic conditions in the Company’s markets, including as a result of terrorist attacks, competition from others, whether it does or does not conclude its transaction with Dixie Sporting goods; how much the Company may receive from the exercise of outstanding stock options and warrants, if anything, and the ability to obtain and retain key executives and employees. We disclaim any obligation to update these forward-looking statements.

     CONTACT: Collegiate Pacific Inc., Dallas Adam Blumenfeld, 972-243-0879

     SOURCE: Collegiate Pacific Inc.